UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019
PDC Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Subsequent to the filing of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, we identified an immaterial error in our condensed consolidated statements of cash flows related to cash paid for capital expenditures for development of crude oil and natural gas properties for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019. Our balance sheets and statements of operations for the respective periods were not impacted.

The error resulted in an overstatement of cash flows from operations of $24.8 million and an overstatement of cash used in investing activities of $24.8 million in each period as shown below.

	Nine Months Ended	Six Months Ended	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands)
Cash flows from operating activities, as reported	$675,725	$442,236	$181,853
Adjustment	(24,753)	(24,753)	(24,753)
Cash flows from operating activities, as adjusted	$650,972	$417,483	$157,100

Cash flows from investing activities, as reported	$(596,973)	$(348,805)	$(271,664)
Adjustment	24,753	24,753	24,753
Cash flows from investing activities, as adjusted	$(572,220)	$(324,052)	$(246,911)

We evaluated the materiality of the error in accordance with accounting principles generally accepted in the United States of America and other guidance of the United States Securities and Exchange Commission and concluded the error is immaterial to all prior periods impacted. While the error was deemed immaterial, it will be corrected prospectively in our Annual Report on Form 10-K for the year ended December 31, 2019 and in each of our Quarterly Reports on Form 10-Q for the comparative periods ended March 31, 2020, June 30, 2020 and September 30, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2019

PDC ENERGY, INC.
By:	/s/ Nicole Martinet
Nicole Martinet
General Counsel, Senior Vice President and Corporate Secretary